UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2005

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive, San Diego, California 92121

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On March 9, 2005, Applied Micro Circuits Corporation (“AMCC” or the “Company”) entered into a letter agreement with Kambiz Hooshmand (the “Agreement”), pursuant to which Mr. Hooshmand will serve as President and Chief Executive Officer of AMCC, reporting to its Board of Directors, with employment commencing on a full-time basis no later than March 21, 2005 and continuing at will until either party gives notice of termination.

Under the Agreement, Mr. Hooshmand will receive a base salary at an annual rate of $400,000. The Agreement also provides that Mr. Hooshmand will be eligible to participate in any annual bonus program that AMCC’s Compensation Committee may establish. His bonus will be targeted at 75 percent of his base salary. During the first year of his employment Mr. Hooshmand will receive a guaranteed bonus of $300,000, payable after the close of AMCC’s fiscal year ending March 31, 2006. Upon his commencement of services on a full-time basis (the “Start Date”), Mr. Hooshmand will be granted an option to purchase 2,750,000 shares of the Company’s common stock. The option will have a term of ten years and vest over a four-year period. Twenty percent of the 2,750,000 stock option grant will be granted at a ten percent premium to fair market value on the Start Date. The remaining 80 percent of the 2,750,000 options will be priced at fair market value on the Start Date. Mr. Hooshmand will be granted an additional stock option to purchase 250,000 shares. The 250,000 option will be priced at fair market value on the grant date and will become 100% vested and exercisable only upon the achievement of revenue and operating income objectives agreed to by Mr. Hooshmand and the Board of Directors.

Mr. Hooshmand will be eligible for AMCC’s standard medical, dental and life insurance benefits, 401K plan and AMCC’s Deferred Compensation Plan. In addition, AMCC will pay for a supplemental life insurance policy with a face value of $2 million for the benefit of Mr. Hooshmand’s beneficiary. The Agreement also provides for the reimbursement of relocation and temporary living expenses (including tax reimbursement for any taxable income realized upon such reimbursement) along with other benefits commensurate with those offered to other executive officers of AMCC.

Mr. Hooshmand has also been elected to AMCC’s Board of Directors.

Pursuant to the Agreement, if AMCC terminates Mr. Hooshmand’s employment without cause or if Mr. Hooshmand terminates his employment with AMCC for good reason (a “Termination Event”), AMCC will pay a separation payment equal to 18 months base salary, less applicable withholdings and deductions. AMCC will also pay Mr. Hooshmand a pro rata portion of a $300,000 bonus upon a Termination Event. Also upon a Termination Event, Mr. Hooshmand’s 2,750,000 stock option will immediately vest as if he had completed an additional 24 months of service with the Company and will be exercisable for an additional 24 months after the date of termination (or, if earlier, on the original expiration date of such option). If Mr. Hooshmand’s employment is terminated by AMCC or he resigns for good reason within 12 months following a change of control, he will receive the foregoing severance benefits.

On March 9, 2005, AMCC entered into an Employment Agreement with Thomas L. Tullie, pursuant to which Mr. Tullie will continue to serve as Chief Operating Officer for AMCC, reporting to Mr. Hooshmand. Under the terms of the Employment Agreement, Mr. Tullie will

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receive a base salary at an annual rate of $300,000 and his non-qualified stock options were amended to provide for their exercise for 24 months from the date of termination of employment (or, if earlier, until the original expiration date of such option). The Employment Agreement is for a term of 12 months, after which Mr. Tullie’s employment will be on an at-will basis. Pursuant to the Employment Agreement, if Mr. Tullie remains employed with the Company until March 8, 2006 or AMCC terminates Mr. Tullie’s employment without cause before March 8, 2006, he will receive a bonus of $300,000 and his stock option will immediately vest as if he had completed an additional 12 months of service with the Company.

The Company entered into an Employment Transition and Retirement Agreement (the “Transition Agreement”) with David M. Rickey on March 9, 2005. Under the terms of the Transition Agreement, Mr. Rickey will remain an employee of AMCC until August 25, 2005 and assist AMCC with the transition to a new Chief Executive Officer. AMCC will continue to pay Mr. Rickey’s salary at its current level and will provide him with the benefits he is currently receiving until August 25, 2005. After August 25, 2005, Mr. Rickey will be allowed to participate in the Company’s Post-Termination Medical Insurance Program until his 65th birthday (unless he receives a comparable medical insurance benefit from another employer before then). AMCC will reimburse Mr. Rickey for the cost of such participation until February 25, 2007 (unless he receives a comparable medical insurance benefit from another employer before then). The Transition Agreement also contains a release of claims, including employment-related claims, by Mr. Rickey, and he has seven days from his execution of the Transition Agreement to revoke the agreement.

Item 1.02. Termination of a Material Definitive Agreement.

(a) The employment agreement dated December 10, 2002 between Mr. Rickey and AMCC will terminate on March 17, 2005 pursuant to the Transition Agreement (unless such agreement is revoked prior to such date). The information set forth in the last paragraph of Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Pursuant to the Transition Agreement, David M. Rickey retired from his positions as President and Chief Executive Officer of AMCC and as a member and Chairman of AMCC’s Board of Directors effective March 20, 2005.

(c) and (d) On March 9, 2005 AMCC announced that Kambiz Hooshmand, 43, has been named its President and Chief Executive Officer and elected to its Board of Directors, effective as of March 21, 2005. Prior to joining AMCC, Mr. Hooshmand had been employed at Cisco Systems Inc., a networking and communications company, since 1996 in a variety of executive positions, most recently as Vice President and General Manager of Cisco Systems’ Optical and Broadband Transport Technology Group. The information set forth in the first five paragraphs of Item 1.01 is hereby incorporated by reference into this Item 5.02(c) and (d). The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: March 9, 2005	By:	/s/ DAVID R. MERSTEN
David R. Mersten
Vice President and General Counsel

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